FORM OF

                              ACCESSOR FUNDS, INC.
                        ADMINISTRATIVE SERVICES AGREEMENT

                              INVESTOR CLASS SHARES


         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made and entered into as of the __________ day of __________________, 1998, by and
between Accessor Funds, Inc., a corporation organized under the laws of the State of Maryland (the "Fund"), and a registered open-end investment management company, currently with eight portfolios as set forth in Exhibit A, as may be amended from time to time, (each a "Portfolio" and collectively, the "Portfolios") on behalf of a class of shares of its Portfolios (the "Investor Class Shares"), and __________ (the "Service Organization")./1/

         WHEREAS, Service Organization provides administrative, recordkeeping and/or support servicing to its customers who may from time to time beneficially own Investor Class Shares of the Fund; and

         WHEREAS, on the terms and conditions hereinafter set forth, the parties desire to retain Service Organization to perform certain administrative, recordkeeping and/or support servicing functions, and Service Organization is willing and able to furnish such services;

         NOW, THEREFORE the Fund and Service Organization agree as follows:

         1. Appointment of Service Organization as an Agent./2/

         2. Administrative Services. Service Organization agrees to provide all administrative services to its customers who may from time to time beneficially own Investor Class Shares of the Portfolios, including by way of example but not limited to services specified in Exhibit B, as may be amended from time to time. Service Organization agrees that it will maintain and preserve all records as required by law and preserved in connection with providing the administrative services. Service Organization will permit the Fund or its representative to have reasonable access to its personnel and records, if required by law. Upon request of the Fund, Service Organization shall provide copies of written communications regarding the Fund to or from its customers. If, at any time, the Fund determines Service Organization's practices, procedures or controls to be inadequate, written notice of such inadequacy shall be given to Service Organization, and Service Organization shall have fifteen (15) days plus any additional time as provided by the Fund to correct such inadequacy. In the event such inadequacy is not corrected by Service Organization, the Fund shall have the right to immediately terminate this Agreement. Nothing in this Agreement shall impose upon the Fund the obligation to review Service Organization's practices, procedures and controls.

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/1/  Insert as  applicable,  name of  Service  Organization  which  may  include
     financial  institutions,   retirement  plans,  broker-dealers,   depository
     institutions, institutional shareholders of record, registered investment advisers and other financial intermediaries and various brokerage firms or other industry recognized service providers of fund supermarkets and similar programs (collectively, "Service Organizations").

/2/ Insert as applicable: Appointment as agent for purpose of effecting purchases and redemptions in the case where a Service Organization effects transactions; or

     To the extent Service Organization is involved in the purchase of shares of any Fund by the Service Organization's customers, such involvement will be as agent of such customers only.

         3. Transactions in the Fund. Service Organization agrees that it will establish with the Fund either:

         one or more separate omnibus accounts registered in Service Organization's name for the exclusive benefit of its clients who are shareholders of Investor Class Shares in the Portfolios and will perform various services described in this Administrative Services Agreement for the client shareholders in its accounts.

         or

         accounts registered in its clients names who will be shareholders of Investor Class Shares in the Portfolios and will perform various services described in this Administrative Services Agreement for its clients' accounts.

         4. Standard of Services. All services to be rendered by Service Organization hereunder shall be performed in a professional, competent and timely manner. The details of the services to be provided by Service Organization in performance of this contract are described by way of example in Exhibit B, which may be amended from time to time by agreement between Service Organization and the Fund. Service Organization shall bear responsibility for any discrepancies between its omnibus account(s), if applicable, and the client account(s) and for the maintenance of all records regarding the client, all transactions and the client's interest in the omnibus account(s).

         5. Administrative Services Fee.

         (a) In consideration of the administrative services and performance of all other obligations under this Administrative Services Agreement by Service Organization, Service Organization will receive a fee at an annual rate not to exceed 0.25% of the average daily net assets attributable to the Investor Class Shares of the Portfolios beneficially owned by the customers of Service Organization (the "Administrative Services Fee") from the Fund, as set forth on Exhibit C.

          (b) Except as otherwise agreed in writing with the Fund with respect to specific expenditures by Service Organization, Service Organization shall bear sole responsibility for all costs and expenses of providing services under this Agreement. Provided, however, the Fund shall be responsible for preparing and providing sufficient copies of materials (such as prospectuses, annual reports, etc.) to Service Organization and Service Organization shall be responsible for forwarding Fund materials to investors.

          (c) It is agreed that the Administrative Services Fee provided under this Section 6 shall be payable by the Fund pursuant to the Fund's Administrative Services Plan. The parties agree that the payments by the Fund to Service Organization are solely for non-distribution related administrative or recordkeeping services provided by Service Organization and do not constitute payment in any manner for investment advisory services or for costs of distribution.

          (d) The Administrative Services Fee will calculated and accrued daily and paid monthly, or at such other interval as may be agreed upon between the parties. Payment of the Administrative Services Fee will be made by wire transfer as described on Exhibit D, as may be amended from time to time. The wire transfer will be preceded by or followed by a statement showing the calculation of the amounts being paid by the Fund for the relevant month and such other supporting data as may be reasonably requested by Service Organization.

          (e) Service Organization represents and warrants that the receipt of the fees described in Section 4 and the provision of administrative services to its customers by the Service Organization does not and will not constitute a non-exempt "prohibited transaction" or "conflict of interest" prohibited by Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").

         6. Transaction Charges.

         Service Organization shall not, during the term of this Agreement, assess against, or collect from, customers, any transaction fee upon the purchase or redemption of any of the Fund's Investor Class Shares that meet the minimum purchase criteria. Customer purchases not meeting the criteria may be charged a transaction fee and any such fee shall not be included in administrative fee invoices presented for payment.

         7. Representations./3/

          (a) Service Organization represents that it shall provide the Administrative Services consistent with the terms of this Agreement. Service Organization also hereby represents that it has full power and authority to enter into and perform this Agreement and that it will promptly notify the Fund in the event that Service Organization is for any reason unable to perform any of its obligations under this Agreement.

          (b) Service Organization represents and warrants that it has and will continue at all times to maintain necessary facilities, equipment and personnel to perform its services hereunder.

          (c) Service Organization represents and warrants that all its customers are aware that they are transacting business with Service Organization and not the Fund, and that they will look only to Service Organization and not the Fund for resolutions of problems or discrepancies in their account.

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/3/  Agreement  to  be  modified  to  insert  appropriate   representations  and
     warranties in the case of a broker-dealer effecting transactions on behalf of the Fund. Discuss with counsel as appropriate.

         8. Additional Covenants and Agreements. Service Organization shall comply with all applicable federal and state securities, insurance and tax laws applicable to the activities of Service Organization contemplated by this Agreement. Service Organization shall not, without the written consent of the Fund, make representations concerning the shares of the Fund except those contained in the then current prospectus and in current printed sales literature approved by the Fund. Provided, however, if Service Organization refers to the Fund in marketing materials of the Service Organization, the Fund shall have a reasonable opportunity to review and approve the materials. The Fund shall comply with all laws, rules and regulations applicable to it as a result of the transactions contemplated by this Agreement.

     9. Relationship of Parties

          (a) The relationship between Service Organization and the Fund shall be that of independent contractors and neither party shall be or represent itself to be an agent, employee, partner or joint venturer of the other, nor shall either party have or represent itself to have any power or authority to act for, bind or commit the other.

          (b) The parties acknowledge and agree that the services under this Agreement are recordkeeping, shareholder communication, and related services only and are not the services of an underwriter or a principal underwriter within the meaning of the Securities Act of 1933, as amended, or the 1940 Act.

          (c) Except as otherwise expressly provided for in this Agreement, neither Service Organization or any of its affiliates shall use any trademark, trade name, service mark or logo of the Fund, or any variation of such trademark, trade name, service mark or logo, without the Fund's prior written consent, the granting of which shall be at the Fund's sole option.

     10. Indemnification

          (a) Service Organization shall indemnify and hold harmless the Fund, its directors, officers, employees, and agents (hereinafter "Indemnified Parties") from and against any and all losses, claims, liabilities and expenses (including, but not limited to, reasonable attorney's fees) incurred by any of them and arising as a result of: (i) Service Organization's dissemination of information regarding the Fund that is materially incorrect and that was not provided to Service Organization by the Fund, or approved by the Fund, its affiliated persons (as defined in the 1940 Act) or agents; or
                  (ii) Service Organization's willful misconduct or gross negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent the losses are a result of the negligence, willful misconduct, or breach of this Agreement by an Indemnified Party.

          (b) In any event, neither party shall be liable for any special, consequential or incidental damages.

         11. Termination; Withdrawal of Offering. Any party may terminate this Agreement with respect to such party upon 30 days' prior written notice to the other parties; provided, however, that the Fund reserves the right, without prior notice, to suspend sales of shares of any of the Portfolios of the Fund, in whole or in part, or to make a limited offering of shares of any of the Portfolios in the event that (a) any regulatory body commences formal proceedings against any of the Portfolios or Service Organization, which proceedings the Fund believes will have a material adverse impact on the ability of the Fund or Service Organization to perform its obligations under this Agreement or (b) in the judgment of the Fund, declining to accept any additional instructions for the purchase or sale of shares of any such Portfolio is warranted by market, economic or political conditions. Notwithstanding the foregoing, this Agreement may be terminated upon (i) a good faith determination by the Fund that shares of any of the Portfolios are not being offered in conformity with the terms of this Agreement, the then current prospectuses or applicable law, or (ii) any other breach by a party, which breach is not cured within 30 days after notice from the other party. Following termination, the Fund shall not have any Administrative Services Fee obligation to Service Organization.

         12.  Governing  Law. The laws of the State of New York shall govern the
validity  of  this  Agreement,   the   construction   of  its  terms,   and  the
interpretation of the rights and duties of the parties.

         13. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         14. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any party under or in connection with this Agreement shall be in writing and shall be sent via personal delivery, via telephone facsimile transmission, via certified or registered mail, return receipt requested, or via express courier or delivery service, addressed to such party at such party's address or telephone facsimile number set forth below or at such other address or telephone facsimile number as shall be designated by such party in a written notice given to each other party complying as to delivery with the terms of this Section:

         Accessor Funds, Inc.:          Accessor Funds, Inc.
                                        c/o Bennington Capital Management
                                        U.S. Bank Centre
                                        1420 5th Avenue, Suite 3130
                                        Seattle, Washington 98101

         Service Organization:          [To be inserted]

         15. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         16. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangement described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

         17. Amendment. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by all of the parties hereto.

         18. Successors and Assigns. This Agreement may not be assigned without the written consent of all parties to the Agreement at the time of such assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         19. Entire Agreement. This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                       ACCESSOR FUNDS, INC.


                                       By:___________________________________
                                          Name
                                          Title

                                      [NAME OF SERVICE ORGANIZATION]


                                       By:_____________________________________
                                          Name
                                          Title

                                    EXHIBIT A

                              ACCESSOR FUNDS, INC.
                             as of February 19, 1998


Growth Portfolio
Value and Income Portfolio
Small to Mid Cap Portfolio
International Equity Portfolio
Intermediate Fixed-Income Portfolio
Short-Intermediate Fixed-Income Portfolio
Mortgage Securities Portfolio
U.S. Government Money Portfolio

                                    EXHIBIT B

                                TYPES OF SERVICES

         Service Organization shall be responsible for performing administrative and support servicing to their customers who may from time to time beneficially own Investor Class Shares of the Fund, which by way of example may include:

1.   Establishing and maintaining accounts and records relating to shareholders;
2. Processing dividend and distribution payments from the Portfolio on behalf of shareholders;
3. Providing information periodically to shareholders showing their positions in shares and integrating such statements with those of other transactions and balances in shareholders other accounts serviced by such financial institution;
4.   Arranging for bank wires;
5. Providing transfer agent or sub-transfer agent services, recordkeeping, custodian or subaccounting services with respect to shares beneficially owned by shareholders, or the information to the Portfolio necessary for such services;
6. If required by law, forwarding shareholder communications from the Portfolio (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders;
7. Assisting in processing purchase, exchange and redemption requests from shareholders and in placing such orders with our service contractors;
8.   Withholding taxes on non-resident alien accounts;
9. Withholding on dividends and distributions as may be required by state or Federal authorities from time to time; and providing such other similar services, which are not considered "service fees" as defined in National Association of Securities Dealers, Inc. (the "NASD") Rule 2830(b)(9), as the Portfolio may reasonably request to the extent the financial institution, broker-dealer, registered investment adviser or fund supermarket is permitted to do so under applicable laws, statutes, rules and regulations, provided, however, if the NASD adopts a definition of "service fee" for purposes of Rule 2830 of the NASD Conduct Rules that differs from the definition of "service fee" as presently used, or if the NASD adopts a related definition intended to define the same concept, the definition of "service fee" as used herein shall be automatically amended to conform to the NASD definition;
10.  Transmittal of Purchase and Redemption Orders./4/

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/4/  In case where Service Organization is transmitting  purchase and redemption orders, operation type disclosure must be added.

                                    EXHIBIT C


                                                           Service Organization
Portfolio                                            Administrative Services Fee
---------                                            ---------------------------

Growth
Value and Income
Small to Mid Cap
International Equity
Intermediate Fixed-Income
Short-Intermediate Fixed-Income
Mortgage Securities
U.S. Government Money

                                    EXHIBIT D

                            WIRE TRANSFER INFORMATION

Bank Name:

ABA#:

Account#:

For Credit to:

Special Instructions: